UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2024

EngageSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40835	83-2785225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Braintree Hill Office Park

Suite 101

Braintree, MA 02184

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 848-3733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESMT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On January 23, 2024, EngageSmart, Inc. (“EngageSmart”) held a special meeting of stockholders via the Internet virtually via live webcast (the “Special Meeting”).

As of the record date, December 21, 2023, there were 168,339,224 shares of EngageSmart common stock eligible to be voted at the Special Meeting. At the Special Meeting, 159,589,058 shares, or approximately 94.80% of all outstanding shares of EngageSmart common stock eligible to be voted at the Special Meeting, were present either in person or by proxy. Three matters were voted upon at the special meeting, with the Board of Directors of EngageSmart recommending a vote “FOR” in connection with each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission on December 19, 2023 (the “Definitive Proxy Statement”).

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated October 23, 2023, by and among EngageSmart, Icefall Parent, LLC, a Delaware limited liability company ( “Parent”), and Icefall Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into EngageSmart (the “Merger”), with EngageSmart surviving the Merger as a wholly owned subsidiary of Parent. Approval of the Merger Proposal required the (i) affirmative vote of the holders of a majority of all of the outstanding shares of EngageSmart’s common stock (the “Majority Vote”); and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company common stock held by the Unaffiliated Company Stockholders (as defined in the Merger Agreement) (the “Unaffiliated Stockholder Vote”).

	For	Against	Abstain	Broker Non-Votes
Majority Vote	158,920,906	173,707	494,445	0
Unaffiliated Stockholder Vote	65,529,617	173,707	494,445	0

The Merger Proposal was approved.

Proposal No. 2 (the “Compensation Proposal”) was to consider and vote on the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger. Approval of the Compensation Proposal required the affirmative vote of the holders of a majority in voting power of Company common stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.

For	Against	Abstain	Broker Non-Votes
158,080,329	1,064,524	444,205	0

The Compensation Proposal was approved.

Proposal No. 3 (the “Adjournment Proposal”) was to consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. Approval of the Adjournment Proposal required the affirmative vote of the holders of a majority in voting power of Company common stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.

For	Against	Abstain	Broker Non-Votes
156,604,434	2,318,188	666,436	0

The Adjournment Proposal was also approved, even though not necessary because the Merger Proposal was approved.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that do not directly or exclusively relate to historical facts. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, the possibility that the Merger will not close when expected, if at all. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found in the risks detailed in EngageSmart’s filings with the Securities and Exchange Commission, including in its most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this document or in the Definitive Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EngageSmart, Inc.

By:	/s/ Cassandra Hudson
	Name:	Cassandra Hudson
	Title:	Chief Financial Officer

Dated: January 23, 2024